UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2025

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On Feb 4, 2025, Liberty Star Uranium & Metals Corp., “Liberty Star” or the “Company”, OTC Markets: LBSR updates its wholly owned Red Rock Canyon Gold Project (RRC) within its Hay Mountain Project (HMP) in southeast Arizona. The projects may possess commercially important metals associated with porphyry copper-gold-moly geologic structures, well represented in the area from central Arizona to northern Mexico. The Company is pleased to announce that its Chief Geologist Jim Bryce and Board Director Gerardo King were interviewed by award-winning broadcaster Steve Darling from Proactive Investors Limited.

The interview with Liberty Star’s Chief Geologist covers the last few months of channel sampling results at the Red Rock Canyon Gold Project including:

●	More bonanza grades for gold near-surface.
●	An expansion of the high-grade zone by 100’.

Darling introduces the Company’s newest Director, Gerardo King, who reviews Liberty Star’s financial strategy for 2025 including:

●	Securing a joint venture partner for RRC to advance work at Hay Mountain.
●	Discussion with industry operators and strategic investors looking for shorter term and longer financial relationships.
●	What new mining strategic thinking will look like in the future with Liberty Star out front with its two superior properties.

The video is available to view through web address in the New Release posted in Exhibit 3.52.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.52	Liberty Star Chief Geologist Jim Bryce & Director Gerardo King Interviewed by Steve Darling of Proactive Investors Limited

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: February 4, 2025	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO